Exhibit 99.1

Synergy Pharmaceuticals Appoints Marino Garcia as Chief Strategy Officer

New York, N.Y., March 10, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced the appointment of Marino Garcia to the newly created role of Executive Vice President and Chief Strategy Officer, effective immediately. Marino has served as Senior Vice President, Corporate Development and member of the leadership team since joining Synergy in March 2014. As Chief Strategy Officer, Marino will continue to drive all business development activities, as well as lead the planning and execution of Synergy’s corporate strategies and priorities.

“Marino has played a critical role in defining and advancing our strategic corporate initiatives as well as business development activities,” said Gary S. Jacob, Ph.D., Chairman and CEO of Synergy Pharmaceuticals. “As we move forward, Marino will be taking on expanded responsibilities in this new role which recognizes not only his prior efforts but my anticipation of all the important work he will be doing during this highly transformative period at Synergy.”

Mr. Garcia has over 20 years of experience in various commercial, new product planning and business development roles.   Prior to joining Synergy, Mr. Garcia served as Vice President of Global Business Development at Aptalis Pharma, a privately held specialty company focused on the gastrointestinal and cystic fibrosis markets which was acquired by Forest Labs in early 2014.  From 2006 to 2010, Mr. Garcia served as Vice President of US Commercial Operations and New Product Development at Aspreva Pharmaceuticals, which was acquired by Zurich-based Vifor Pharmaceuticals.  Earlier in his career, Mr. Garcia served in various U.S. and international leadership roles of increasing responsibility in companies like Eli Lilly & Co and Pfizer.   Mr. Garcia received a Bachelor’s Degree in Business Administration from Concordia University in Montreal, Quebec, and an M.B.A. from the Richard Ivey School of Business at Western University in London, Ontario.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. Our proprietary GI platform is based on uroguanylin and includes two lead product candidates — plecanatide and dolcanatide. Plecanatide is our first uroguanylin analog currently being evaluated for use as a once-daily tablet for two functional GI disorders, chronic idiopathic constipation and irritable bowel syndrome with constipation. Plecanatide is a 16-amino acid peptide that is structurally identical to uroguanylin with the exception of a single amino acid change. Plecanatide is designed to mimic the function of uroguanylin by working locally in the upper GI tract to stimulate digestive fluid movement and support regular bowel function. Dolcanatide is our second uroguanylin analog currently being explored for inflammatory bowel disease. Dolcanatide is designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine. For more information, please visit www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Synergy Pharmaceuticals:
Gem Hopkins, 212-584-7610

VP, Investor Relations and Corporate Communications
ghopkins@synergypharma.com